Exhibit 99.3

NOVAMED, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
As of and for the Three-Month Period Ended March 31, 2007; and for the Twelve-Month Period Ended
December 31, 2006
(Dollars in thousands, except per share data)

The following unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations have been derived by applying pro forma adjustments to the combined historical financial statements of NovaMed, Inc. (“NovaMed”, or the “Company”) and The Surgery Center of Kalamazoo, LLC (“Kalamazoo”).  The unaudited pro forma condensed combined financial statements give effect to the following transactions (as more fully described in the Explanatory Note) as if they occurred on January 1, 2006 for the pro forma statements of operations and as if they occurred on March 31, 2007 for the pro forma balance sheet:

•                  the acquisition by NovaMed Acquisition Company, Inc., a wholly-owned subsidiary of NovaMed, of a 62.5% ownership interest in Kalamazoo for an aggregate cash consideration of $24,600; and

•                  the financing of the acquisition with proceeds received from the Company’s credit facility.

The purchase price for the 62.5% ownership interest in Kalamazoo is allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date.  Any excess of the purchase price over the estimated fair value of the identifiable net assets acquired is recorded as goodwill.

The allocation of the purchase price for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values and further depends on the actual net assets of Kalamazoo as of the June 1, 2007 acquisition date.  Accordingly, the purchase price allocation reflected in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation of the acquired assets and liabilities.  Such adjustments could be significant.  The final valuation is expected to be completed as soon as practicable but not later than 12 months after the consummation of the acquisition.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only.  They do not purport to present what NovaMed’s results of operations or financial condition would have been had these transactions actually occurred on the dates indicated, nor do they purport to represent NovaMed’s results of operations for any future period or NovaMed’s financial condition for any future date.  Interim results are not necessarily indicative of full year performance.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, the Kalamazoo audited financial statements for the year ended December 31, 2006 and the Kalamazoo unaudited financial statements for the quarter ended March 31, 2007 included elsewhere in this Current Report on Form 8-K/A.

NOVAMED, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2007
(Dollars in thousands)

	NovaMed	Kalamazoo	Pro Forma Adjustments		Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,662	$459	$(459	)(a)	$2,662
Accounts receivable, net of allowances	20,638	761	—		21,399
Notes and amounts due from related parties	504	—	—		504
Inventory	2,460	136	—		2,596
Prepaid expenses and deposits	1,160	26	—		1,186
Current tax assets	1,102	—	—		1,102
Total current assets	28,526	1,382	—		29,449
Property and equipment, net	15,746	1,126	—		16,872
Intangible assets, net	127,319	—	24,509	(b)	151,828
Other assets, net	1,189	5	—		1,194
Total assets	$172,780	$2,513	$24,050		$199,343

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,374	$146	$(116	)(a)	$7,404
Accrued expenses and income taxes payable	4,756	210	(210	)(a)	4,756
Current maturities of long-term debt	1,063	323	—		1,386
Total current liabilities	13,193	679	(326)		13,546
Long-term debt, net of current maturities	69,614	1,556	24,600	(c)	95,770
Other long-term liabilities	646	—	—		646
Deferred income tax liabilities	3,112	—	—		3,112
Minority interests	15,123	—	54	(d)	15,177
Commitments and contingencies

Stockholders’ equity	71,092	278	(278	)(e)	71,092
Total liabilities and stockholders’ equity	$172,780	$2,513	$24,050		$199,343

The accompanying notes are an integral part of this combined financial statement.

NOVAMED, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three-Month Period Ended March 31, 2007
(In thousands, except per share data)

	NovaMed	Kalamazoo	Pro Forma Adjustments		Combined Pro Forma

Net revenue:

Surgical facilities	$25,095	$2,377	$—		$27,472
Product sales and other	6,291	—	—		6,291
Total net revenue	31,386	2,377	—		33,763

Operating expenses:
Salaries, wages and benefits	10,094	342	—		10,436
Cost of sales and medical supplies	7,173	415	—		7,588
Selling, general and administrative	6,004	482	—		6,486
Depreciation and amortization	930	100	—		1,030
Total operating expenses	24,201	1,339	—		25,540

Operating income	7,185	1,038	—		8,223

Interest expense, net	1,327	35	448	(f)	1,810
Minority interests in earnings of consolidated entities	3,521	—	376	(g)	3,897
Other (income) expense, net	(109)	—	—		(109)
Income before income taxes	2,446	1,003	(824)		2,625

Income tax provision	954	—	70	(h)	1,024

Net income from continuing operations	$1,492	$1,003	$(894)		$1,601

Net earnings per common share from continuing operations:
Basic	$0.06				$0.07
Diluted	$0.06				$0.06

Weighted average common shares outstanding	23,899				23,899
Dilutive effect of employee stock options and restricted stock	1,276				1,276
Diluted weighted average common shares outstanding	25,175				25,175

The accompanying notes are an integral part of this combined financial statement.

NOVAMED, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Twelve-Month Period Ended December 31, 2006
(In thousands, except per share data)

	NovaMed	Kalamazoo	Pro Forma Adjustments		Combined Pro Forma

Net revenue:

Surgical facilities	$85,275	$8,824	$—		$94,099
Product sales and other	23,159	—	—		23,159
Total net revenue	108,434	8,824	—		117,258

Operating expenses:
Salaries, wages and benefits	35,219	1,319	—		36,538
Cost of sales and medical supplies	26,105	1,747	—		27,852
Selling, general and administrative	20,604	1,572	—		22,176
Depreciation and amortization	3,090	399	—		3,489
Total operating expenses	85,018	5,037	—		90,055

Operating income	23,416	3,787	—		27,203

Interest (income) expense, net	2,945	150	1,791	(f)	4,886
Minority interests in earnings of consolidated entities	11,540	—	1,477	(g)	13,017
Other (income) expense, net	(412	(300)	—		(712)
Income before income taxes	9,343	3,937	(3,268)		10,012

Income tax provision	3,644	87	175	(h)	3,906

Net income from continuing operations	$5,699	$3,850	$(3,443)		$6,106

Net earnings per common share from continuing operations:
Basic	$0.25				$0.26
Diluted	$0.23				$0.25

Weighted average common shares outstanding	23,252				23,252
Dilutive effect of employee stock options and restricted stock	1,605				1,605
Diluted weighted average common shares outstanding	24,857				24,857

The accompanying notes are an integral part of this combined financial statement.

NOVAMED, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

1.               DESCRIPTION OF THE ACQUISITION AND BASIS OF PREPARATION

On June 1, 2007, the Company completed its acquisition of a 62.5% ownership interest in Kalamazoo, a multi-specialty ambulatory surgery center located in Portage, Michigan for a total purchase price of $24,600.  The total purchase price was funded from the Company’s credit facility.

The purchase price for the 62.5% ownership interest in Kalamazoo is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date.  Any excess of the purchase price over the estimated fair value of the identifiable net assets acquired is recorded as goodwill.

The purchase price allocation reflected in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation of the acquired assets and liabilities.  Such adjustments could be significant.  The final valuation is expected to be completed as soon as practicable but not later than 12 months after the consummation of the acquisition.  The allocation of the purchase price reflected in the unaudited pro forma condensed combined financial statements is summarized below:

Fair value of current assets	$923
Fair value of long-term assets	1,131
Fair value of current liabilities	(353)
Fair value of long-term liabilities	(1,556)
Minority partner share of net assets	(54)
Goodwill	24,509
Total purchase price	$24,600

2.               HISTORICAL FINANCIAL STATEMENTS OF KALAMAZOO

The audited historical financial statements of Kalamazoo as of and for the year ended December 31, 2006, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), are included elsewhere in this Current Report on Form 8-K/A.  The unaudited condensed financial statements of Kalamazoo as of March 31, 2007 and for the three-month period ended March 31, 2007, prepared in accordance with GAAP, are included elsewhere in this Current Report on Form 8-K/A.

The historical Kalamazoo column in the unaudited pro forma condensed combined financial statements has been adjusted for reclassifications to conform to the Company’s balance sheet and statement of operations presentation.

3.               PRO FORMA ADJUSTMENTS

Balance sheet pro forma adjustments

(a)           Reflects the elimination of certain historical assets and liabilities not acquired as part of the transaction.

(b)                                 Reflects the addition of goodwill from the purchase price allocation.  Goodwill will be tested for impairment at least annually or more frequently if an event occurs or circumstances change that might reduce the fair value of this reporting unit below its carrying value.

(c)                                  Reflects the receipt of proceeds from the Company’s credit facility to finance the acquisition.

(d)                                 Reflects the minority partners’ share (37.5%) of the historical acquired net assets of Kalamazoo.

NOVAMED, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(e)                                  Reflects the elimination of all components of the historical equity of Kalamazoo.

Statements of operations pro forma adjustments

(f)                                    Reflects the increase in interest expense associated with the financing of the acquisition under the Company’s credit facility.  The interest rate applied to the $24,600 of increased borrowings for the year ended December 31, 2006 and the three months ended March 31, 2007 is 7.28%, which represents the Company’s weighted average borrowing rate for the first three months of 2007.

(g)                                 Reflects the minority partners’ share (37.5%) of the Kalamazoo income before income taxes for the respective periods presented.

(h)                                 Reflects the recognition of the income tax consequences of Kalamazoo’s income before income taxes and pro forma adjustments identified above.  The income tax rate is equal to the Company’s effective tax rate for the periods presented (39%).